ASSIGNMENT AGREEMENT

BY AND BETWEEN

(i)ACB Holding AB, Reg. No. 559119-5762, a company duly incorporated and organized under the laws of Sweden, having its registered address at Kräftriket 11B, 114 19 Stockholm, Sweden (the “Assignor”), and

(ii)Marizyme Inc., a Nevada corporation, having its registered address at 2295 Towne Lake Parkway Suite 116-290 Woodstock, GA 30189 (the “Assignee” and jointly with the Assignor, the “Parties”)

FIRST: Background

1.Assignor is the sole and current owner of the European Patent application number 07865205.4 / 2144625 “A CONTROLLED RELEASE ENZYMATIC COMPOSITION AND METHODS OF USE” (the “Patent Application”).

SECOND: Assignment

1.Assignor, duly represented, hereby assigns and transfers to the Assignee, the Patent Application, and therefore the Assignee becomes, as of this date, the lawful holder of the Patent Application for all legal purposes. This agreement shall be effective as from the date of execution hereof.

2.The Assignor hereby delivers a copy of the Patent Application to the Assignee, who declares to receive such Patent Application to its complete conformity.

THIRD: Price

1.The Parties hereby declare that, the Assignor has received the consideration for the assignment of the Patent Application, at full satisfaction.

FOURTH: Governing Law and Arbitration

1.This Agreement shall be governed and construed in accordance with the laws of Sweden.

2.The parties have their domicile in the city of Stockholm, Sweden, and hereby submit to the jurisdiction of the Ordinary Courts of Sweden.

This Agreement is entered on September 12th, 2018.

/s/ Nicholas DeVito MARIZYME INC. Name: Nicholas DeVito Title: Chief Executive Officer	/s/ Max Rutman ACB Holding AB Name: Max Rutman Title: Director	/s/ Marcos Nicolaides ACB Holding AB Name: Marcos Nicolaides Title: Director